Stock Purchase Agreement

                                      among

                             Key Energy Group, Inc.,

                            Key Energy Drilling, Inc.

                                       and

                      Ronald M. Sitton and Frank R. Sitton









                          Dated as of December 12, 1997

                            Stock Purchase Agreement

This Stock Purchase Agreement (this "Agreement") is entered into as of December 12, 1997 by and among Key Energy Group, Inc., a Maryland corporation (the "Parent"), Key Energy Drilling, Inc., a Delaware corporation ("Key"), and Ronald
M. Sitton and Frank R. Sitton (collectively, the "Shareholders").

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                                   WITNESSETH
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Whereas,  the Parent is a corporation  duly organized and validly existing under the laws of the State of Delaware and Key is a corporation duly organized and validly existing under the laws of the State of Delaware, both with their principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816;
and

Whereas, Sitton Drilling Co. ("Sitton") is a corporation duly organized and validly existing under the laws of the State of Texas, with its principal executive offices at 4904 Lakeridge Drive, P. O. Box 65148, Lubbock, Texas 79464-5148; and

Whereas, the Shareholders own 1,000 shares (the "Sitton Shares") of common stock, par value $1.00 , of Sitton ("Sitton Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of Sitton; and

Whereas the Shareholders desire to sell to Key, and Key desires to purchase from the Shareholders all of the issued and outstanding capital stock of Sitton.

Now, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                Purchase and Sale


1.1. Purchase and Sale of Sitton Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.2 hereof), the Shareholders agree to sell and convey to Key, effective as of 12:01 A.M. on January 1, 1998 (the "Effective Time"), free and clear of all Encumbrances (as defined in Section 2.1.8.1 hereof), and Key agrees to purchase and accept from the Shareholders, all of the Sitton Shares. Subject to the provisions of Section
1.5 hereof, in consideration of the sale of the Sitton Shares, Key shall pay to the Shareholders, at the Closing, a total of $12,950,000 (less (a) the Prepayment Shortfall (as defined in Section 1.5 hereof) and (b) $100,000 (the "Retention") which shall be retained for the period specified in Section 1.6 hereof) by wire transfer of immediately available funds (which sum shall include $100,000.00 payable to each Shareholder for his covenants set forth in Section
6.1 hereof). In addition, Key shall cause to be issued to the Shareholders, in accordance with Section 6.2 hereof, 100,000 shares (the "Key Energy Shares") of common stock par value, $.10 per share, of the Parent ("Key Energy Common Stock").

1.2. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be at the offices of Clifford, Field, Krier, Manning, Greak & Stone, P.C., 2112 Indiana, Lubbock, Texas 79410 at 10:00 a.m. on January 5, 1998 (the "Closing Date"), unless another time or place is agreed upon by the Shareholders, Key and the Parent .

1.3. Delivery of Sitton Certificates. The Shareholders shall deliver to Key, on the Closing Date, duly and validly issued certificates representing all of the Sitton Shares, each of which certificates shall be duly endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Key (or its designee).


1.4. Distribution of Current Assets and Assumption of Liabilities. On and after the Closing Date, all Current Assets of Sitton at the Effective Time (defined below) shall be the sole property of the Shareholders and, subject to Section
1.6 hereof, Sitton shall have no rights thereto. On and after the Closing Date, the Shareholders shall be solely responsible for the Liabilities of Sitton at the Effective Time (defined below). On the Closing Date, the Shareholders shall deliver to Key an executed copy of an assignment and assumption agreement in a form reasonably satisfactory to Key (the "Assignment/Assumption Agreement") effecting (i) the transfer and assignment of the Current Assets of Sitton at the Effective Time to the Shareholders and (ii) the assumption of the Liabilities of Sitton at the Effective Time by the Shareholders . As used herein, the term "Current Assets of Sitton at the Effective Time" means (i) all of Sitton's accounts receivable and all other rights of Sitton to payment for services rendered by Sitton before the Effective Time ("Prior Accounts Receivable"), including, without limitation, those accounts receivable described in Schedule
2.1.8.4 hereto; (ii) all cash accounts of Sitton and all petty cash of Sitton kept on hand for use in the business in existence at the Effective Time; and
(iii) all right, title and interest of Sitton in and to all prepaid rentals, other prepaid expenses (other than the prepayments referred to in Section 1.5 hereof), bonds, deposits and financial assurance requirements and other current assets relating to any of the assets of the business in existence at the Effective Time. As used herein, the term "Liabilities of Sitton at the Effective Time" means any and all liabilities and obligations of Sitton, incurred in the ordinary course of business but not yet due and payable or the amount of which is not yet known and all notes or other indebtedness or obligations of Sitton which has not been satisfied in full as of the Closing Date, including without limitation (i) the litigation referred to in Schedule 2.1.16 hereto and any other litigation brought or threatened against Sitton arising out of events or circumstances occurring or existing before the Effective Time; (ii) any and all taxes payable by Sitton for any period before the Effective Time (iii) the amounts due under all indebtedness referred to in Schedule 2.1.8.14 hereto and any and all other indebtedness of Sitton in existence at the Effective Time; and
(v) all accounts payable and trade payables of Sitton in existence at the Effective Time, including, without limitation, the accounts payable described in
Schedule 2.1.8.5 hereto (the "Prior Payables"). Nothing in this Section 1.4 is intended to limit the representations and warranties of or indemnifications by the Shareholders contained herein or to expand the indemnification provisions of
7.1 or extend the period of time for which the representations, warranties and covenants of the parties shall survive the Closing Date. Key shall be responsible for any and all liabilities and obligations arising with respect to the ownership and operation of Sitton's assets from and after the Effective Date, except to the extent that such liabilities or obligations arise out of a breach by the Shareholders of any of their respective representations, warranties or covenants contained herein.

1.5. Required Payments. Before the Effective Time, the Shareholders shall cause Sitton to make prepayments totaling at least $450,000 for the purchase of drill bits to be delivered to Sitton after the Effective Time. The term "Prepayment Shortfall" as used herein means the amount, if any, by which such prepayments total less than $450,000.

1.6. Retention of Receivables; Payment of Payables; Post-Closing Adjusting Payments. It is the intention and agreement of the parties that the Shareholders will have full power and authority to collect the Prior Accounts Receivable from and after the Closing Date, and Sitton shall take no action designated to interfere with the collection of the Prior Accounts Receivable by the Shareholders. However, for a period of 90 days from the Closing Date, Sitton shall have the right to deposit and use any payments received by Sitton or Key (as opposed to payments received by the Shareholders) on account of Prior Accounts Receivables and the right to pay any Prior Payables and any other unpaid Liabilities of Sitton at the Effective Time. At the end of such period, Sitton shall deliver an accounting (the "Final Accounting") of such payments to the Shareholders. Key and the Shareholders shall jointly review the Final Accounting, endeavor in good faith to resolve any disagreements regarding the entries thereon and reach a final determination thereof within 120 days from the Closing Date. If the parties are unable to reach a final determination relative to all disagreements regarding entries on the Final Accounting within such 120 day period they shall submit the unresolved issue or issues to a nationwide firm of independent certified public accountants selected by mutual agreement (or if mutual agreement cannot be reached, by lot), whose decision on the unresolved issue or issues shall be binding on all parties hereto. The following adjusting payments shall be made:

(1) If the total of all proceeds retained by Sitton from the Prior Accounts Receivable plus the Retention exceeds the total of all Prior Payables and other Liabilities of Sitton at the Effective Time paid by Sitton , Key shall pay to the Shareholders the amount of such excess.

(2) If the total of all proceeds retained by Sitton from the Prior Accounts Receivable plus the Retention is less than the total of all Prior Payables and other Liabilities of Sitton at the Effective Time paid by Sitton, the Shareholders shall pay to Key the amount of such difference.


From and after the 90 day period referred to above, (i) all payments received by Sitton on account of Prior Accounts Receivables shall be promptly endorsed over and delivered to the Shareholders in accordance with Section 8.4 hereof and (ii) all unpaid Liabilities of Sitton at the Effective Time shall be subject to the Shareholders' indemnification obligations in accordance with Section 7.1 hereof.

                                    ARTICLE 2

                         Representations and Warranties

2.1. General Representations and Warranties of the Shareholders. Each of the Shareholders jointly and severally represents and warrants to Key and the Parent as follows:

2.1.1. Organization and Standing. Sitton is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

2.1.2. Agreement Authorized and its Effect on Other Obligations. Each of the Shareholders is a resident of Texas, above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Articles of Incorporation or Bylaws of Sitton or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Sitton or either of the Shareholders is a party or by which Sitton or either of the Shareholders or their respective properties are bound.

2.1.3. Capitalization. The authorized capitalization of Sitton consists of 1,000,000 shares of Sitton Common Stock, of which, as of the date hereof, 1,000 shares were issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, Sitton does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Sitton Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Sitton Common Stock are subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.


2.1.4. Ownership of Sitton Shares. Each Shareholder holds good and valid title to 500 of the Sitton Shares, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign to Key the Sitton Shares, free and clear of all Encumbrances. Upon transfer to Key by the Shareholders of the Sitton Shares, Key will own the Sitton Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of either of the Shareholders, threatened, against Sitton or either of the Shareholders that concern or affect title to either the Sitton Shares, or that seek to compel the issuance of capital stock or other securities of Sitton.

2.1.5. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which Sitton, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

2.1.6. Financial Statements. The Shareholders have delivered to Key and the Parent copies of Sitton's unaudited balance sheet (the A9/30 Balance Sheet@) and statement of income, as of and for the nine months ended September 30, 1997 (collectively, the A9/30 Financial Statements@), copies of which are attached hereto as Schedule 2.1.6. With the exception of the exclusion of footnotes, the 9/30 Financial Statements are complete in all respects. The 9/30 Financial Statements present fairly the financial condition of Sitton as of the date and for the period indicated and, except for the exclusion of footnotes, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The inventories of Sitton reflected in the 9/30 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality usable and salable in the normal course of Sitton's business.

2.1.7. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, Sitton does not have any liabilities or obligations, either accrued, absolute or contingent, nor do either of the Shareholders have any knowledge of any potential liabilities or obligations, other than those incurred in the ordinary course of business since the Balance Sheet Date that will not adversely affect the value and conduct of the business of Sitton.

2.1.8. Additional Sitton Information. Attached as Schedule 2.1.8 hereto are true, complete and correct lists of the following items:


2.1.8.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Sitton, with a description of the nature and amount of any Encumbrances thereon, except such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the business operations of Sitton. The term "Encumbrances" (as used in this Agreement) means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature, except liens for current taxes not yet due and payable;

2.1.8.2. Machinery and Equipment. All vehicles, rigs, carriers, rig equipment, machinery and transportation equipment, and all significant tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by Sitton with a description of the nature and amount of any Encumbrances thereon, except (i) Encumbrances disclosed on Schedule
2.1.8.2 hereto and (ii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the business operations of Sitton;

2.1.8.3. Inventory. All inventory items or groups of inventory items owned by Sitton, excluding raw materials and work in process, which raw materials and work in process are valued on the 9/30 Balance Sheet, together with the amount of any Encumbrances thereon;

2.1.8.4. Receivables. All accounts and notes receivable of Sitton as of December 9, 1997 (all of which will be assigned to the Shareholders on or before the Effective Time).

2.1.8.5. Payables. All accounts and notes payable of Sitton as of December 9, 1997 (all of which will be paid or otherwise discharged on or before the Effective Time).

2.1.8.6. Insurance. All insurance policies or bonds currently maintained by Sitton, including title insurance policies, including those covering Sitton's properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

2.1.8.7. Leases; Contracts. All material contracts, including leases under which Sitton is lessor or lessee, which are to be performed in whole or in part after the date hereof;


2.1.8.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, health insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of Sitton or any other employee benefit plan maintained or adopted by Sitton (collectively, the "Employee Plans"), together with copies of the most recent reports or returns with respect to each such Employee Plan, filed with any governmental agency and all Internal Revenue Service determination letters and all other correspondence from governmental entities that would bring into question the continued qualification or validity of any such Employee Plan;

2.1.8.9 Certain Salaries. The names and salary rates of all present employees of Sitton, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of the Agreement;

2.1.8.10. Bank Accounts. The name of each bank in which Sitton has an account, the account numbers of each account and the names of all persons authorized to draw thereon;

2.1.8.11. Employee Agreements. Sitton does not have any collective bargaining agreements with any labor union or other representative of employees, or any written or oral understandings, employment or consulting and severance agreements;

2.1.8.12. Intellectual Property. Sitton does not own, lease or use any patents, patent applications, trademarks and service marks (including registrations and applications therefor), copyrights and other intellectual property (collectively, "Intellectual Property") ;

2.1.8.13. Trade Names. All trade names, assumed names and fictitious names used or held by Sitton, whether and where such names are registered and where used;

2.1.8.14. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Sitton relating thereto and a description of the collateral securing the same (all of which shall be paid or otherwise discharged by the Shareholders or Sitton on or before the Effective Time);

2.1.8.15. Guaranties. There are no indebtednesses, liabilities and commitments of others as to which Sitton is a guarantor, endorser, co-maker, surety or accommodation maker, or that Sitton is contingently liable for or any letters of credit, whether stand-by or documentary, issued by any third party for the benefit of Sitton;


2.1.8.16. Reserves and Accruals. Sitton has no accounting reserves or accruals; and

2.1.8.17. Environmental. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by Sitton and all environmental audits, assessments, investigations and reviews conducted by Sitton within the last five years (or otherwise within the possession of Sitton) on any property owned or used by it.

2.1.9. No Defaults. Sitton is not in default in any material obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

2.1.10.   Absence  of  Certain  Changes  and  Events.  Except  as  disclosed  on
Schedule 2.1.10 hereto, since the Balance Sheet Date, there has not been (and as of the Closing Date there will not be):

2.1.10.1. Financial Change. Any adverse change in the financial condition, backlog, operations, assets, liabilities or business of Sitton;

2.1.10.2. Property Damage. Any damage, destruction, or loss to the business or properties of Sitton (whether or not covered by insurance);

2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Sitton Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Sitton of any such stock;

2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of Sitton's authorized or outstanding capital stock as described in Section 2.1.3 hereof;

2.1.10.5. Labor Disputes. Any labor or employment dispute of whatever nature involving Sitton; or

2.1.10.6. Other Adverse Changes. Any other event or condition known to either of
the  Shareholders   particularly  pertaining  to  and  adversely  affecting  the operations, assets or business of Sitton.


2.1.11. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Sitton and each of the Shareholders (with respect to their distributive share of Sitton income) for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; Sitton has only done business in Texas and New Mexico, all taxes shown by such returns to be payable have been paid other than those being contested in good faith by Sitton or either of the Shareholders (to the extent of their distributive share of Sitton income). No waiver of any statute of limitations executed by Sitton or either of the Shareholders (to the extent of their distributive share of Sitton income) with respect to any income or other tax is in effect for any period. Neither the income tax returns of Sitton nor either of the Shareholders (to the extent of their distributive share of Sitton income) has ever been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction except for an audit of Sitton conducted by the Internal Revenue Service in 19__ for the calendar year 1983 and there are no current or pending audits. There are no tax liens on any assets of Sitton or either of the Shareholders (to the extent of their distributive share of Sitton income) except for taxes not yet currently due. Sitton is not subject to any tax-sharing or allocation agreement. Sitton is not, and never has been, a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision. Sitton (i) made a valid, effective and binding election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), effective ______, 19__, (ii) has since maintained its status as an S Corporation pursuant to Section 1361 of the Code and (iii) has made and continuously maintained elections similar to the federal S election in each state or local jurisdiction where Sitton does business or is required to file a tax return to the extent such states or jurisdictions permit such elections. Sitton neither is nor will or can be subject to the built-in gains tax under Section 1374 of the Code or any similar corporate level tax imposed on Sitton by any taxing authority. Sitton (x) has not adopted or utilized LIFO as a method of accounting for inventory, and (y) has no other tax item, election, agreement or adjustment which will accelerate or trigger income or deferred deductions of Sitton as a result of termination of Sitton's status as an S Corporation.

2.1.12. Intellectual Property. There is no Intellectual Property that is either material to Sitton's business or that is necessary for the rendering of any services rendered by Sitton or and the use or sale of any equipment or products used or sold by it. Sitton has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by it of the Intellectual Property or otherwise in connection with the operation of its business.


2.1.13.  Title to and  Condition  of Assets.  Except as  reflected  on  Schedule
2.1.8.1 hereto, Sitton has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 9/30 Balance Sheet or in Schedule 2.1.8.1 hereto, free and clear of any Encumbrance of any nature whatsoever, except (i)Encumbrances reflected in the 9/30 Balance Sheet or in Schedule 2.1.8.1 hereto, and (ii)such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the business operations of Sitton. All leases pursuant to which Sitton leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Sitton and in respect to which Sitton has not taken adequate steps to prevent a default from occurring. The buildings and premises of Sitton that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of Sitton (except for surplus equipment located in Sitton's yard and not currently being used by Sitton) are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of each Shareholder's knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by Sitton or either of the Shareholders, except such as have been fully complied with.

2.1.14. Contracts. All contracts, leases, plans or other arrangements to which Sitton is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of Sitton and the other parties thereto. Sitton is not, and to the knowledge of either of the Shareholders, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on Sitton. Neither of the Shareholders has received any information which would cause such Shareholder to conclude that any customer of Sitton will (or is likely to) cease doing business with Sitton (or its successors) as a result of the consummation of the transactions contemplated hereby.

2.1.15. Licenses and Permits. Sitton possesses all permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") necessary under law or otherwise for Sitton to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used (collectively, the "Sitton Permits"). Each of the Sitton Permits and Sitton's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by Sitton subject to administrative powers of regulatory agencies having jurisdiction. Sitton is in compliance in all material respects with the terms of each of the Sitton Permits. No Sitton Permit has been, or to the knowledge of either of the Shareholders, is threatened to be, revoked, canceled, suspended or modified.

2.1.16. Litigation. Except as disclosed on Schedule 2.1.16 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Sitton is a party or, to the knowledge of either of the Shareholders, might become a party or which affects Sitton, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of Sitton, pending or, to the knowledge of either of the Shareholders, threatened.

2.1.17. Environmental Compliance.

2.1.17.1. Environmental Conditions. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern (defined below), on any property presently or previously owned, leased or operated by Sitton, or on any property to which Substances of Environmental Concern or waste generated by Sitton's operations or use of its assets was disposed of, which would have an adverse effect on the business or business prospects of Sitton. The term "Substance of Environmental Concern" means any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation, and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law (defined below), that is regulated pursuant to or could give rise to liability under any Environmental Law;

2.1.17.2. Permits, etc. Sitton has, and within the period of all applicable statutes of limitations has had in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations, and is and within the period of all applicable statute of limitations has been operating in substantial compliance thereunder;

2.1.17.3. Compliance. The operations of Sitton and the use of its assets are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws other than such non compliance that in the aggregate is not material to the business or operations of Sitton. "Environmental Law" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any State, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety as is now in effect;

2.1.17.4. Past Compliance. None of the operations or assets of Sitton has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws;


2.1.17.5. Environmental Claims. No notice has been served on Sitton or any of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action or litigation or liability, including without limitation any claims for remedial obligations, response costs or contribution, relating to any Environmental Law;

2.1.17.6. Enforcement. Neither Sitton nor to either Shareholder's knowledge, any predecessor of Sitton, nor any other party acting on behalf of Sitton, (i) has entered into or agreed to any consent decree, order, settlement or other agreement, or (ii) is subject to any judgment, decree, order or other agreement, in any judicial administrative, arbitral or other forum, relating to compliance with or liability under any Environmental Law;

2.1.17.7. Liabilities. Sitton has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law;

2.1.17.8. Renewals. Neither of the Shareholders knows of any reason why Sitton (or its successors) would not be able to renew without material expense any of the permits, licenses, or other authorizations required pursuant to any Environmental Law in connection with any of Sitton's current operations; and

2.1.17.9. Asbestos and PCBs. No known material amounts of friable asbestos currently exist on any property owned or operated by Sitton, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by Sitton in its operations or on the properties of Sitton.

2.1.18. Compliance with Other Laws. Sitton is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ''651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.


2.1.19. No ERISA Plans or Labor Issues. Sitton does not currently sponsor, maintain or contribute to and has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Sitton has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on its operations or assets. Sitton does not have any dispute with any of its existing or former employees. There are no labor disputes or, to the knowledge of any of the Shareholders, any disputes threatened by current or former employees of Sitton.

2.1.20. Investigations; Litigation. No investigation or review by any governmental entity with respect to Sitton or any of the transactions contemplated by this Agreement is pending or, to the knowledge of either of the Shareholders, threatened, nor has any governmental entity indicated to Sitton an intention to conduct the same. Except as described on Schedule 2.1.16 hereto, there is no action, suit or proceeding pending or, to the knowledge of either of the Shareholders, threatened against or affecting Sitton at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in an adverse change in the financial condition, properties or business of Sitton.

2.1.21. Absence of Certain Business Practices. Neither Sitton nor any officer of Sitton, nor, to the knowledge of either of the Shareholders, any employee or agent of Sitton or any other person acting on behalf of Sitton, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit of greater than nominal value to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of Sitton (or to assist Sitton in connection with any actual or proposed transaction) which (i) might subject Sitton to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of Sitton, or (iii) if not continued in the future, might adversely affect the assets, business operations or prospects of Sitton or which might subject Sitton to suit or penalty in a private or governmental litigation or proceeding.

2.1.22 Consents and Approvals. No consents, approvals or authorizations of, or filing or registration with, any governmental or regulatory authority, or any other person are required to be made or obtained by the Shareholders or Sitton in connection with the consummation of the transactions contemplated hereby.

2.1.23 Broker or Financial Advisors Fee. Neither the Shareholders nor Sitton have retained any broker, agent or finder or agreed to pay any financial broker, agent or finder on account of this Agreement in such manner as to give rise to any valid claim against Key or the Parent for a brokerage commission, finder's fee or any similar payments.

2.2. Investment Representations of the Shareholders. Each of the Shareholders acknowledges, represents and agrees that:


2.2.1. Shareholders Investment Suitability and Related Matters. (i) The Parent has made available to the Shareholders the information and documents described in Section 2.4.3 hereof and the Shareholders have had access to the other reports filed with the Commission (as defined in Section 2.4.3 hereof), (ii) such Shareholder understands the risks associated with ownership of Key Energy Common Stock, and (iii) such Shareholder is capable of bearing the financial risks associated with such ownership;

2.2.2. Key Energy Shares Not Registered. The Key Energy Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under any applicable state securities laws;

2.2.3. Reliance on Representations. The Key Energy Shares are being issued to such Shareholder in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon such Shareholder's bona fide investment intent with respect to the Key Energy Shares;

2.2.4. Investment Intent. Such Shareholder's acquisition of the Key Energy Shares is solely for his own account for investment, and such Shareholder is not acquiring the Key Energy Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof, except as permitted by applicable securities laws;

2.2.5. Permitted Resale. Such Shareholder shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Key Energy Shares except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to the Parent of an opinion of legal counsel reasonably satisfactory to the Parent that an exemption from registration is available;

2.2.6. Investor Sophistication. Such Shareholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Key Energy Shares, and to make an informed investment decision with respect thereto;

2.2.7. Availability of Information. Each Shareholder has had the opportunity to ask questions of, and receive answers from the Parent's officers and directors concerning such Shareholder's acquisition of the Key Energy Shares and to obtain such other information concerning the Parent and the Key Energy Shares, to the extent the Parent's officers and directors possessed the same or could acquire it without unreasonable effort or expense, as such Shareholder deemed necessary in connection with making an informed investment decision; and

2.2.8. Restrictive Legends. In addition to any other legends required by law or the other agreements entered into in connection herewith, each certificate evidencing the Key Energy Shares will bear a conspicuous restrictive legend substantially as follows:


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

2.3. General Representations of Key. Key represents and warrants to each of the Shareholders as follows:

2.3.1. Organization and Good Standing. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

2.3.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Key, and this Agreement is a valid and binding obligation of Key enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Key will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (i) the Certificate of Incorporation or Bylaws of Key or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key or any of its property is bound.

2.3.3. Broker or Financial Advisor's Fee. Key has not retained any broker, agent or finder or agreed to pay any financial agent or finder on account of this Agreement in such a manner as to give rise to any valid claim against the Shareholders for any brokerage commission, finder's fee or any similar payments.

2.4. General Representations and Warranties of the Parent. The Parent represents and warrants to the Shareholders as follows:

2.4.1. Organization and Good Standing. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

2.4.2. Agreement Authorized and its Effect on Other Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate, shareholder and other action on the part of the Parent, and this Agreement is the valid and binding obligation of the Parent and enforceable (subject to normal equitable principals) against the Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of the Parent or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Parent is a party or by which the Parent is bound.

2.4.3. Reports and Financial Statements. The Parent has previously furnished to the Shareholders true and complete copies of the following (collectively, the "Key SEC Documents"): (i) the Parent's annual report filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), for the Parent's fiscal year ended June 30, 1997; (ii) the Parent's quarterly and other reports filed with the Commission since June 30, 1997; (iii) all definitive proxy solicitation materials filed with the Commission since June 30, 1997; and (iv) any registration statements (other than those relating to employee benefit plans) declared effective by the Commission since June 30, 1997. The consolidated financial statements of the Parent and its consolidated subsidiaries included in the Parent's most recent annual report on Form 10-K and most recent quarterly reports on Form 10-Q were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein) during the periods involved and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the Key SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date of such documents or other such date specified therein. The Parent further represents that there has been no material adverse change in its consolidated financial condition since September 30, 1997.

2.5. Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Key or the Parent in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than what is required by the American Stock Exchange for the listing of the Key Shares to be issued hereunder.

2.6. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Key, the Parent and their counsel directly with the Shareholder and their counsel, without the intervention by any other person as the result of any act of Key or the Parent in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.

                                    ARTICLE 3

                        OBLIGATIONS PENDING CLOSING DATE

3.1 Agreements of the Shareholders. Except as expressly contemplated elsewhere in this Agreement, the Shareholders agree that from the date hereof until the Closing Date, the Shareholders will cause Sitton to (and unless otherwise indicated by the context, since September 30, 1997, Sitton has):

3.1.1 Maintenance of Present Business. Operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, jobbers, distributors and others having business dealings with it;

3.1.2. Maintenance of Properties. At its expense, maintain all of its property and assets in customary repair, order and condition, reasonable wear and tear excepted;

3.1.3. Maintenance of Books and Records. Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

3.1.4. Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

3.1.5. Inspection. Permit Key, the Parent and their authorized representatives, during normal business hours, to inspect Sitton's records and to consult with its officers, employees, attorneys and agents for the purpose of determining the accuracy of the representations and warranties herein made and the compliance with covenants contained in this Agreement; and

3.1.6. Notice of Material Developments. Promptly notify Key and the Parent in writing of any material adverse change in, or any changes which, in the aggregate, could result in an adverse change in, the consolidated financial condition, business or affairs of Sitton, whether or not occurring in the ordinary course of business.

3.2. Additional Agreements of the Shareholders. Except as expressly contemplated elsewhere in this Agreement, each of the Shareholders agree that since September 30, 1997 (the "Balance Sheet Date") Sitton has not, and from the date hereof until the Closing Date, they will not cause or permit Sitton to:

3.2.1. Prohibition of Certain Employment Contracts. Enter into any contracts of employment which cannot be terminated on notice of 30 days or less or which provide for any severance payments or benefits covering a period beyond the earlier of the termination date or notice thereof.

3.2.2. Prohibition of Loans. Incur any borrowings which will not be repaid in full on or before the Closing Date;

3.2.3. Prohibition of Certain Commitments. Enter into commitments of a capital expenditure nature or incur any contingent liabilities which would exceed $10,000 in the aggregate except (i) as may be necessary for maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, or (ii) as is otherwise approved in writing by Key;

3.2.4. Disposal of Assets. Sell, dispose of, or encumber, any property or assets, except (i) in the usual and ordinary course of business, (ii) property or assets which individually have a value of less than $1,000; (iii) as described on Schedule 2.1.10 hereto; or (iii) as may be approved in writing by Key;

3.2.5. Maintenance of Insurance. Discontinue its current level of insurance; provided, that if during the period from the date hereof to and including the Closing Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Key, the Parent and the Shareholders under this Agreement shall not be affected thereby, and upon the Closing Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Sitton.

3.2.6. Acquisition Proposals. Directly or indirectly (i) solicit, initiate or encourage any inquiry or Acquisition Proposal from any person or (ii) participate in any discussions or negotiations regarding, or furnish to any person other than Key, the Parent or their representatives any information with respect to, or otherwise facilitate or encourage any Acquisition Proposal by any other person. As used herein "Acquisition Proposal" means any proposal for a merger, consolidation or other business combination involving Sitton or for the acquisition or purchase of any equity interest in, or a material portion of the assets of, Sitton, other than the transactions with Key, the Parent and the Shareholders contemplated by this Agreement. Sitton shall promptly communicate to Key and the Parent the terms of any such written Acquisition Proposals which it may receive or any written inquiries made to it or any of its directors, officers, representatives or agents;

3.2.7.  No  Amendment  to  Articles  of  Incorporation.  Amend its  Articles  of
Incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of its common stock or the character of its business;

3.2.8. No Issuance, Sale, or Purchase of Securities. Issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of Sitton Common Stock, or subdivide or in any way reclassify any shares of Sitton Common Stock, or acquire, or agree to acquire, any shares of Sitton Common Stock; and

3.2.9. Prohibition on Dividends. Declare or pay any dividend on shares of Sitton Common Stock or make any other distribution of assets to the holders thereof, except as described on Schedule 2.1.10 hereto.

                                    ARTICLE 4
                       Conditions Precedent to Obligations

4.1. Conditions Precedent to Obligations of Shareholders. The obligations of Shareholders to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Shareholders before the Closing Date:

4.1.1. Representations and Warranties of Key and the Parent True at the Effective Time and the Closing Date. The representations and warranties of Key and the Parent herein contained shall be, in all material respects, true as of and at the Effective Time and the Closing Date with the same effect as though made at such dates, except as affected by transactions permitted or contemplated by this Agreement; Key and the Parent shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them before the Effective Time and the Closing Date; and Key and the Parent shall have delivered to the Shareholders a certificate, dated the Closing Date and signed by their president or vice president and their secretary or assistant secretary, to such effect.

4.1.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to the knowledge of Key or the Parent, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or provide other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might result in a material adverse change in the value of the consolidated assets and business of Key or the Parent.

4.1.3 Opinion of Key Counsel. The Shareholders shall have received a favorable opinion, dated as of the Closing Date, from Lynch, Chappell & Alsup, a Professional Corporation, counsel for Key and the Parent, in form and substance satisfactory to the Shareholders, to the effect that (i) Key and the Parent have been duly incorporated and are validly existing as corporations in good standing under the laws of the States of Delaware and Maryland, respectively; (ii) Key and the Parent have fully requisite corporate power and authority to carry on their business as it is currently conducted and to own and operate the properties currently used and operated by them, and are duly qualified to do business and are in good standing as foreign corporations in the State of Texas;
(iii) all corporate proceedings required to be taken by or on the part of Key and the Parent to authorize the execution of this Agreement and the implementation of the transactions contemplated hereby have been taken; and (iv) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of Key and the Parent and is enforceable against Key and the Parent in accordance with its terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Key and the Parent as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Shareholders, as to matters other than federal or Texas law.

4.2. Conditions Precedent to Obligations of Key and the Parent. The obligation of Key and the Parent to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Key and the Parent before the Closing Date.

4.2.1. Representations and Warranties of Shareholders True at the Effective Time and the Closing Date. The representations and warranties of the Shareholders herein contained shall be, in all material respects, true as of and at the Effective Time and the Closing Date with the same effect as though made at such dates, except as affected by transactions permitted or contemplated by this Agreement; Sitton and the Shareholders shall have performed and complied in all material respects, with all covenants required by this Agreement to be performed or complied with by them before the Effective Time and the Closing Date; and Sitton and the Shareholders each shall have delivered to Key and the Parent a certificate, dated the Closing Date and signed by each of the Shareholders and by Sitton's president, chief financial or accounting officer, and secretary, as the case may be, to such effects.

4.2.2. No Litigation. Except as described on Schedule 2.1.16 hereto, no suit, action or other proceeding shall be pending, or to the Shareholders= knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might result in an adverse change in the value of the assets and business of Sitton.

4.2.3. Opinion of Shareholders' Counsel. Key and the Parent shall have received a favorable opinion, dated the Closing Date, from Clifford, Field, Krier, Manning, Greak & Stone, P.C., counsel to the Shareholders, in form and substance satisfactory to Key and the Parent, to the effect that (i) Sitton has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas; (ii) has full requite corporate power and authority to carry on its business as it is currently conducted and to own and operate the properties currently owned and operated by it and is duly qualified or licenses to do business and is in good standing as a foreign corporation in New Mexico and in each other state in which the nature of the business requires such qualification; (iii) all outstanding shares of the Sitton Common Stock have been validly issued and are fully paid and nonassessable; and (iv) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Shareholders and is enforceable against the Shareholders in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Sitton or the Shareholders as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Key and the Parent, as to matters other than federal or Texas law.

4.2.4. Payment of Liabilities and Prepayments. The Shareholders shall have caused Sitton to (the "Pay-Off Condition") (i) pay or otherwise discharge all Liabilities of Sitton at the Effective Time other than those for which the Shareholders had not received an invoice on or before December 29, 1997 or of which the Shareholders had not been notified or otherwise become aware on or before December 29, 1997 or that had not been incurred on or before December 29, 1997 and (ii) make the prepayments referred to in Section 1.5 hereof. Key shall have received (x) an executed copy of the Assignment and Assumption Agreement in a form reasonably satisfactory to it; and (y) evidence reasonably satisfactory to it that the Pay-Off Condition had been met.

4.2.5. Encumbrances Removed. Key shall receive evidence reasonably satisfactory to it that Sitton owns all of its assets free and clear of all Encumbrances.

                                    ARTICLE 5

                           Termination and Abandonment

5.1.  Termination.   Anything  contained  in  this  Agreement  to  the  contrary notwithstanding, this Agreement may be terminated and the purchase and sale contemplated hereby abandoned at any time before the Closing Date:

5.1.1. By Mutual Consent. By mutual consent of Key, the Parent and the Shareholders.

5.1.2. By Key and the Parent Because of Failure to Perform Agreements or Conditions Precedent. By Key and the Parent, if the Shareholders have failed to perform any material agreement set forth in Sections 3.1 or 3.2, or if any material condition set forth in Section 4.2 hereof has not been met, and such condition has not been waived.

5.1.3. By the Shareholders Because of Key or the Parent's Failure to Perform Agreements or Conditions Precedent. By the Shareholders, if Key or the Parent has failed to perform any material condition set forth in Section 4.1 hereof has not been met, and such condition has not been waived.

5.1.4. By Key, the Parent or by the Shareholders Because of Legal Proceedings. By either Key, the Parent or the Shareholders if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby.

5.1.5. By Key or the Parent Because of a Material Adverse Change. By Key or the Parent if there has been a material adverse change in the financial condition or business of Sitton since the Balance Sheet Date.

5.1.6. By Key or by the Shareholders if No Closing by January 15, 1998. By either Key or the Shareholders, if the closing of the purchase and sale contemplated hereby shall not have been consummated on or before January 15, 1998 through no fault of any party hereto; provided, however, that this Agreement may not be terminated by any party hereto if the transactions contemplated hereby have not occurred due to the breach of any provision of this Agreement by the party desiring to terminate this Agreement.

5.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 5.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except as otherwise provided in this Agreement; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its representations, warranties, covenants, agreements, or other obligations hereunder, occurring before such termination.

5.3. Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof.

5.4. Expense on Termination. If the transactions contemplated hereby are abandoned pursuant to and in accordance with the provisions of Section 5.1 hereof, all expenses will be paid by the party incurring them.

                                    ARTICLE 6

                              Additional Agreements

6.1. Noncompetition. Except as otherwise consented to or approved in writing by Key and the Parent, each of the Shareholders agrees that for a period of 60 months from the Closing Date, such Shareholder will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in competition with the business or businesses conducted by Sitton, Key, the Parent or any affiliate of Key or the Parent on or before the date of this Agreement in Texas or New Mexico; (ii) request any present customers or suppliers of Sitton to curtail or cancel their business with Key, the Parent, Sitton or any of their affiliates; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Sitton, Key, the Parent or any of their affiliates or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Sitton, Key, the Parent or any of their affiliates to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section 6.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. Each of the Shareholders further agrees and acknowledges that Key, the Parent and their affiliates do not have any adequate remedy at law for the breach or threatened breach by such Shareholder of this covenant, and agree that Key, the Parent or any affiliate of Key or the Parent may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Shareholder from such breach or threatened breach. If any provisions of this Section 6.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 6.1 are being executed and delivered by such Shareholder in consideration of the covenants of Key and the Parent contained in this Agreement, an agreed upon allocation of $100,000 of the purchase price being paid by Key to such Shareholder pursuant to Section 1.1 hereof and for other good and valuable consideration, receipt of which is hereby acknowledged.

6.2. Issuance of Key Shares. On the date hereof, the Parent shall file a listing application with the American Stock Exchange requesting the listing of the Key Energy Shares. On the date the Parent receives notice of approval of such request, the Parent shall send written instructions to its transfer agent and registrar to issue, countersign and register a total of twenty (20) certificates, each representing 5,000 of the Key Energy Shares, with each Shareholder being named as the record holder of ten (10) of such Certificates. Such certificates shall be delivered to the Shareholders at the address specified in Section 9.4 hereof.

6.3. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, assistance from the Shareholders in auditing the financial statements of Sitton.

6.4. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense by or on the date hereof.

                                    ARTICLE 7

                                 Indemnification

7.1. Indemnification by Shareholders. On the terms and conditions and subject to the limitations provided in this Article 7, each of the Shareholders shall indemnify, defend and hold harmless Sitton, Key, the Parent, their affiliates and subsidiaries and their respective officers, directors, employees, agents and stockholders (collectively, the "Key Indemnified Parties"), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and attorneys' fees (collectively, the "Damages") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by, the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered by Key or the Parent to the Shareholders under this Agreement to the extent such Damages exceed $100,000 in the aggregate or (ii) the Liabilities of Sitton at the Effective Time; provided, however, that the Shareholders shall not be required to so indemnify, defend and hold harmless the Key Indemnified Parties against and with respect to any Damages incurred as a result of a breach by either of the Shareholders of their respective representations and warranties in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by either of the Shareholders under this Agreement for which a Key Indemnified Party fails to provide written notice of a claim for such Damages to the Shareholders on or before the expiration of the survival period (as specified in Section 8.1 hereof) of the specific representation or warranty alleged to have been breached.

7.2. Indemnification by Key. On the terms and conditions and subject to the limitations provided in this Article 7, Key shall indemnify, defend and hold harmless each of the Shareholders against and with respect to any and all Damages in excess of $100,000 in the aggregate that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Key to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by or on behalf of Key under this Agreement; provided, however, that Key shall not be required to so indemnify, defend and hold harmless the Shareholders against and with respect to any Damages incurred as a result of a breach by Key of any of its representations and warranties in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Shareholders by Key under this Agreement for which the Shareholders fail to provide written notice of a claim for such Damages to Key on or before the expiration of the survival period (as specified in Section 8.1 hereof) of the specific representation or warranty alleged to have been breached.


7.3. Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 7.1 or Section
7.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 7, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. Any indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                                    ARTICLE 8

                                  Miscellaneous

8.1 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made by the parties hereto shall survive until three
(3) years after the Closing Date, notwithstanding any investigation made on the part of the parties hereto; provided, however, that the representations and warranties made in Section 2.1.11 hereof shall survive until the expiration of the applicable statute of limitations associates with tax issues. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations, warranties and covenants by the respective party or parties, as the case may be, and shall also survive until three (3) years after the Closing Date despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

8.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

8.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

8.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.

                             If to Key or the Parent
--------------------------------------------------------------------------------

Addressed to:                                With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Key Energy Group, Inc.                       Key Energy Drilling, Inc.
Two Tower Center, Tenth Floor                6 Desta Drive, Suite 5900
East Brunswick, New Jersey 08816             Midland, Texas 79705
Attn: General Counsel                        Attn: Kenneth V. Huseman
Facsimile:  (908) 247-5148                   Facsimile: (915) 620-0307

                                             and

                                             Lynch, Chappell & Alsup, P.C.
                                             300 N. Marienfeld, Suite 700
                                             Midland, Texas 79701
                                             Attn: James M. Alsup
                                             Facsimile: (915) 683-2587
            --------------------------------------------------------
            --------------------------------------------------------


--------------------------------------------------------------------------------
                               If to a Shareholder

     ---------------------------------------------------------------------------

     Addressed to:                     With a copy to:
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     Mr. Ronald M. Sitton              Clifford, Field, Krier, Manning, Greak &
     Mr. Frank R. Sitton                  Stone, P.C.
     4904 Lakeridge Drive              2112 Indiana
     P. O. Box 65148                   Lubbock, Texas 79410
     Lubbock Texas 79464-5158          Attn: Nevill Manning
                                       Facsimile: (806) 792-0810
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------


     ---------------------------------------------------------------------------

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

8.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

8.6. Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Key, the Parent and the Shareholders, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

8.7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

8.8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

8.9. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Shareholders have executed this Agreement and Key has caused this Agreement to be signed in its corporate name by its duly authorized representative, all as of the day and year first above written.


KEY ENERGY GROUP, INC.                  KEY ENERGY DRILLING, INC.



By:_____________________________        By:
   Kenneth V. Huseman, Executive           Kenneth V. Huseman, Vice President
   Vice President


SHAREHOLDERS


____________________________________
Ronald M. Sitton


____________________________________
Frank R. Sitton

                                TABLE OF CONTENTS

ARTICLE 1Purchase and Sale.....................................................1
1.1.     Purchase and Sale of Sitton Share.....................................1
1.2.     Time and Place of Closing.............................................2
1.3.     Delivery of Sitton Certificates.......................................2
1.4.     Distribution of Current Assets and Assumption of Liabilities..........2
1.5.     Required Payments.....................................................3
1.6.     Retention  of  Receivables;  Payment of Payables;
         Post-Closing  Adjusting  Payments.....................................3

ARTICLE 2         Representations and Warranties...............................4
2.1.     General Representations and Warranties of the Shareholders............4
2.1.1.   Organization and Standing.............................................4
2.1.2.   Agreement Authorized and its Effect on Other Obligations..............4
2.1.3.   Capitalization........................................................4
2.1.4.   Ownership of Sitton Shares............................................5
2.1.5.   No Subsidiaries.......................................................5
2.1.6.   Financial Statements..................................................5
2.1.7.   Liabilities...........................................................5
2.1.8.   Additional Sitton Information.........................................5
2.1.8.1. Real Estate...........................................................5
2.1.8.2. Machinery and Equipment...............................................6
2.1.8.3. Inventory.............................................................6
2.1.8.4. Receivables...........................................................6
2.1.8.5. Payables..............................................................6
2.1.8.6. Insurance.............................................................6
2.1.8.7. Leases; Contracts.....................................................6
2.1.8.8. Employee Compensation Plans...........................................6
2.1.8.9  Certain Salaries......................................................7
2.1.8.10.Bank Accounts.........................................................7
2.1.8.11.Employee Agreements...................................................7
2.1.8.12.Intellectual Property.................................................7
2.1.8.13.Trade Names...........................................................7
2.1.8.14.Promissory Notes......................................................7
2.1.8.15.Guaranties............................................................7
2.1.8.16.Reserves and Accruals.................................................8
2.1.8.17.Environmental.........................................................8
2.1.9.   No Defaults...........................................................8
2.1.10.  Absence of Certain Changes and Events.................................8
2.1.10.1.Financial Change......................................................8
2.1.10.2.Property Damage.......................................................8
2.1.10.3.Dividends.............................................................8
2.1.10.4.Capitalization Change.................................................8
2.1.10.5.Labor Disputes........................................................8
2.1.10.6.Other Adverse Changes.................................................8
2.1.11.  Taxes.................................................................8
2.1.12.  Intellectual Property.................................................9
2.1.13.  Title to and Condition of Assets......................................9
2.1.14.  Contracts............................................................10
2.1.15.  Licenses and Permits.................................................10
2.1.16.  Litigation...........................................................10
2.1.17.1.Environmental Conditions.............................................11
2.1.17.2.Permits, etc.........................................................11
2.1.17.3.Compliance...........................................................11
2.1.17.4. Past Compliance.....................................................11
2.1.17.5. Environmental Claims................................................12
2.1.17.6. Enforcement.........................................................12
2.1.17.7. Liabilities.........................................................12
2.1.17.8. Renewals............................................................12
2.1.17.9. Asbestos and PCBs...................................................12
2.1.18.   Compliance with Other Laws..........................................12
2.1.19.   No ERISA Plans or Labor Issues......................................12
2.1.20.   Investigations; Litigation..........................................13
2.1.21.   Absence of Certain Business Practices...............................13
2.1.22    Consents and Approvals..............................................13
2.1.23    Broker or Financial Advisors Fee....................................13
2.2.      Investment Representations of the Shareholders......................13
2.2.1.    Shareholders Investment Suitability and Related Matters.............13
2.2.2.    Key Energy Shares Not Registered....................................14
2.2.3.    Reliance on Representations.........................................14
2.2.4.    Investment Intent...................................................14
2.2.5.    Permitted Resale....................................................14
2.2.6.    Investor Sophistication.............................................14
2.2.7.    Availability of Information.........................................14
2.2.8.    Restrictive Legends.................................................14
2.3.      General Representations of Key......................................15
2.3.1.    Organization and Good Standing......................................15
2.3.2.    Agreement Authorized and its Effect on Other Obligations............15
2.3.3.    Broker or Financial Advisor's Fee...................................15
2.4.      General Representations and Warranties of the Parent................15
2.4.1.    Organization and Good Standing......................................15
2.4.2.    Agreement Authorized and its Effect on Other Obligations............16
2.4.3.    Reports and Financial Statements....................................16
2.5.      Consents and Approvals..............................................17
2.6.      Finder's Fee........................................................17

ARTICLE 3 OBLIGATIONS PENDING CLOSING DATE....................................17
3.1      Agreements of the Shareholders.......................................17
3.1.1    Maintenance of Present Business......................................17
3.1.2.   Maintenance of Properties............................................17
3.1.3.   Maintenance of Books and Records.....................................17
3.1.4.   Compliance with Law..................................................17
3.1.5.   Inspection...........................................................17
3.1.6.   Notice of Material Developments......................................18
3.2.     Additional Agreements of the Shareholders............................18
3.2.1.   Prohibition of Certain Employment Contracts..........................18
3.2.2.   Prohibition of Loans.................................................18
3.2.3.   Prohibition of Certain Commitments...................................18
3.2.4.   Disposal of Assets...................................................18
3.2.5.   Maintenance of Insurance.............................................18
3.2.6.   Acquisition Proposals................................................18
3.2.7.   No Amendment to Articles of Incorporation............................19
3.2.8.   No Issuance, Sale, or Purchase of Securities.........................19
3.2.9.   Prohibition on Dividends.............................................19

ARTICLE 4
Conditions Precedent to Obligations...........................................19
4.1.    Conditions Precedent to Obligations of Shareholders...................19
4.1.1.  Representations and Warranties of Key and the Parent True at the
          Effective Time   and   the Closing Date.............................19
4.1.2.  No Material Litigation................................................19
4.1.3   Opinion of Key Counsel................................................20
4.2.    Conditions Precedent to Obligations of Key and the Parent.............20
4.2.1.  Representations and Warranties of Shareholders True at the Effective
        Time and the Closing Date.............................................20
4.2.2.  No Litigation.........................................................21
4.2.3.  Opinion of Shareholders' Counsel......................................21
4.2.4.  Payment of Liabilities and Prepayments................................21
4.2.5.  Encumbrances Removed..................................................21

ARTICLE 5 Termination and Abandonment.........................................22

5.1.  Termination.............................................................22
5.1.1.   By Mutual Consent....................................................22
5.1.2.   By Key and the Parent Because of Failure to Perform Agreements or
         Conditions Precedent.................................................22
5.1.3.   By the Shareholders Because of Key or the Parent's Failure to Perform
         Agreements or Conditions Precedent...................................22
5.1.4.   By Key, the Parent or by the Shareholders
         Because of Legal Proceedings.........................................22
5.1.5.   By Key or the Parent Because of a Material Adverse Change............22
5.1.6.   By Key or by the Shareholders if No Closing by January 15, 1998......22
5.2.     Effect of Termination................................................22
5.3.     Waiver of Conditions.................................................23
5.4.     Expense on Termination...............................................23

ARTICLE 6 Additional Agreements ..............................................23
6.1      Noncompetition.......................................................23
6.2      Issuance of Key Shares...............................................24
6.3.     Further Assurances...................................................24
6.4.     Fees and Expenses....................................................24

ARTICLE  7 Indemnification....................................................24
7.1      Indemnification by Shareholders......................................24
7.2      Indemnification by Key...............................................25
7.3      Indemnification Procedure............................................25

ARTICLE 8 Miscellaneous.......................................................26
8.1      Survival of Representations, Warranties and Covenants................26
8.2      Entirety.............................................................26
8.3      Counterparts.........................................................26
8.4      Notices and Waivers..................................................26
8.5      Table of Contents and Captions.......................................27
8.6.     Binding Effect; Assignment; No Third Party Benefit...................27
8.7.     Successors and Assigns...............................................28
8.8.     Severability.........................................................28
8.9.     Applicable Law.......................................................28